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                                                                    Exhibit 23.2

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------

     We hereby consent to the use in the Form 10-K of Greka Energy of the reserve estimates from our reports as of January 1, 2000; December 31, 2000; and December 31, 2001; and all references to our firm appearing in the Form 10-K of Greka Energy for the fiscal years ended January 1, 2000; December 31, 2000; and December 31, 2001.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /s/ Frederic D. Sewell
                                            -----------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer

Dallas, Texas
May 15, 2002